UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2020

USA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 610-989-0340

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director.

On May 21, 2020, the Board of Directors (the “Board”) of USA Technologies, Inc. (the “Company”) appointed Sean Feeney, the Chief Executive Officer of the Company, as a director of the Company, effective immediately. Mr. Feeney was appointed to the Board in accordance with the terms of his employment agreement with the Company, dated May 8, 2020 (the “Feeney Agreement”), which provided that the Company would appoint Mr. Feeney as soon as reasonably practicable following the Company’s 2020 annual meeting of shareholders (the “Annual Meeting”) (or as soon thereafter as the Company’s by-laws permit). A description of the Feeney Agreement was disclosed in the Current Report on Form 8-K filed by the Company on May 13, 2020, and a copy of the Feeney Agreement was attached as Exhibit 10.2 thereto.

The Board does not presently intend to appoint Mr. Feeney to serve on any committees of the Board. Mr. Feeney has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. As an employee of the Company, Mr. Feeney will not receive any additional compensation or equity awards in connection with his service on the Board.

(e) Amendment of 2018 Equity Incentive Plan.

As described below, the shareholders of the Company voted on May 21, 2020 to approve an amendment to the Company’s 2018 Equity Incentive Plan (the “Amendment”). The material terms of the Amendment are described in Item 6 included in Supplement No. 1 to the Company’s Proxy Statement, dated May 5, 2020, which description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2020, the Company held the Annual Meeting. The final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting are set forth below.

1. Election of Directors

Each nominee for director was elected, and the voting results are as follows:

Nominee	Votes for	Votes against	Abstentions	Broker Non-Votes
Lisa P. Baird	34,833,321	145,262	124,960	10,737,203
Douglas G. Bergeron	34,249,924	743,218	110,401	10,737,203
Douglas L. Braunstein	34,252,887	729,355	121,301	10,737,203
Jacob Lamm	34,442,455	539,688	121,400	10,737,203
Patricia A. Oelrich	34,727,195	348,746	27,602	10,737,203
Michael K. Passilla	34,289,006	693,103	121,434	10,737,203
Ellen Richey	34,746,195	232,014	125,334	10,737,203
Anne M. Smalling	34,908,784	71,224	123,535	10,737,203
Shannon S. Warren	34,472,239	507,769	123,535	10,737,203

2. Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2020.

The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2020 was approved, and the voting results were as follows:

Votes for	45,714,576
Votes against	113,713
Abstentions	12,457

3. Advisory Vote on named executive officer compensation.

The Company’s shareholders did not approve, on an advisory basis, the Company’s named executive officer compensation as described under the Executive Compensation section of the Company’s proxy statement, and the voting results were as follows:

Votes for	5,739,967
Votes against	29,126,917
Abstentions	236,659
Broker Non-Votes	10,737,203

4. Advisory vote on the frequency of advisory vote on named executive officer compensation.

The Company’s shareholders voted, on an advisory basis, to conduct future advisory votes on named executive officer compensation every one year, and the voting results were as follows:

1 Year	34,949,946
2 Years	57,574
3 Years	49,782
Abstentions	46,241
Broker Non-Votes	10,737,203

5A. Approval of the amendment of the Company’s Amended and Restated Articles of Incorporation to opt out of Subchapter E of the Pennsylvania Business Corporation Law (Control Transactions).

The Company’s shareholders approved the amendment to the Company’s Amended and Restated Articles of Incorporation (the “Charter”) to opt out of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law (the “PBCL”), and the voting results were as follows:

Votes for	34,830,424
Votes against	249,482
Abstentions	23,637
Broker Non-Votes	10,737,203

5B. Approval of amendments to the Company’s Amended and Restated Articles of Incorporation to opt out of Subchapter F of the Pennsylvania Business Corporation Law (Business Combinations with Interested Shareholders).

The Company’s shareholders approved the amendment to the Charter to opt out of Subchapter F of Chapter 25 of the PBCL, and the voting results were as follows:

Votes for	34,819,937
Votes against	258,274
Abstentions	25,332
Broker Non-Votes	10,737,203

6. Approval of the amendment to the Company’s 2018 Equity Incentive Plan.

The Company’s shareholders approved the amendment to the Company’s 2018 Equity Incentive Plan, and the voting results were as follows:

Votes for	34,682,970
Votes against	337,469
Abstentions	83,104
Broker Non-Votes	10,737,203

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	First Amendment to the USA Technologies, Inc. 2018 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

By:	/s/ Sean Feeney
Sean Feeney
Chief Executive Officer

Dated: May 26, 2020